EXHIBIT 3.2
                           ARTICLES OF INCORPORATION
                              STATUS CONSTITUTIFS
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1. The name of the corporation is:                 Denomination sociale de la societe:
SMITHFIELD CANADA LIMITED

2. The address of the registered office:           Adresse du siege social:
        Suite 4700, Toronto Dominion Bank Tower, Toronto-Dominion Centre
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   (Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numero, ou numero de la R.R. et, s'il s'agit d'un edifice a bureaux, numero du bureau)

           The Municipality of Metropolitan Toronto, Ontario M5K 1E6
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             (Name of Municipality or Post Office)    (Postal Code)
         (Nom de la municipalite ou du bureau de poste)  (Code postal)

3. Number (or minimum and maximum number) of       Nombre (ou nombres minimal et maximal)
   directors is:                                   d'administrateurs:
A Minimum of three and a maximum of ten.
                                                                                                        Resident
4. The first director(s) is/are:                   Premier(s) administrateur(s):                        Canadian
                                                                                                        State
   First name, initials and surname           Residence address, giving Street & No. or R.R. No.,       Yes or No
   Prenom, initiales et nom de famille        Municipality and Postal Code                              Resident
                                              Adresse personnelle, y compris la rue et la numero, le    canadien
                                              numero de la R.R., le nom de la municipalite et le code   Oui/Non
                                              postal

Robert J. Richardson                          273 Delaney Drive, Ajax, Ontario L1T 3S7                  Yes

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5. Restrictions, if any, on business the corporation may        Limites, s'il y a lieu, imposees aux activites commerciales
   carry on or on powers the corporation may exercise.           ou aux pouvoirs de la societe.

   There are no restrictions.

6. The classes and any maximum number of shares that            Categories et nombre maximal, s'il y a lieu, d'actions que
   the corporation is authorized to issue:                      la societe est autorisee a emettre:

   The Corporation is authorized to issue an unlimited number of common shares.

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7. Rights, privileges, restrictions and conditions (if any)     Droits, privileges, restrictions et conditions, s'il y a lieu,
   attaching to each class of shares and directors              rattaches a chaque categorie d'actions et pouvoirs des
   authority with respect to any class of shares which          administrateurs relatifs a chaque categorie d'actions qui
   may be issued in series:                                     peut etre emise en serie:

(1)     The rights, privileges, restrictions and conditions attaching to the common shares are as follows:

        (a) Payment of Dividends: The holders of the common shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the holders of the common shares, the board of directors may in their sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation.

        (b) Participation upon Liquidation, Dissolution or Winding-Up: In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the common shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive the assets of the Corporation upon such a distribution in priority to or rateably with the holders of the common shares, be entitled to participate rateably in any distribution of the assets of the Corporation.

        (c) Voting Rights: The holders of the common shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each common share held at all such meetings.

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8. The issue, transfer or ownership of shares is/is not         L'emission, le transfert ou la propriete d'actions est/n'est
   restricted and the restrictions (if any) are as follows:     pas restreint. Les restrictions, s'il y a lieu, sont les
                                                                suivantes:

    Not applicable.

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9. Other provisions, if any, are:                               Autres dispositions, s'il y a lieu:

   Not applicable.

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10. The names and addresses of the incorporators are            Nom et adresse des fondateurs
    First name, initials and surname or corporate name          Full residence address or address of registered office or
    Prenom, initiale et nom de famille ou denomination          of principal place of business giving street & No. or R.R.
    sociale                                                     No., municipality and postal code
                                                                Adresse personnelle au complet, adresse du siege social
                                                                ou adresse de l'etablissement principal, y compris la rue et le numero, la numero de la R.R., le nom de la
                                                                municipalite et le code postal

    Robert J. Richardson                                        273 Delaney Drive, Ajax, Ontario
                                                                L1T 3S7

These articles are signed in duplicate.                         Les presents statuts sont signes en double exemplaire.

Signatures of incorporators
(signatures des fondateurs)

/s/Robert J. Richardson
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Robert J. Richardson

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